Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 65 to Registration Statement No. 333-142592 on Form N-1A of our report dated February 28, 2011, relating to the financial statements and financial highlights of BlackRock Strategic Income Opportunities Portfolio, a series of BlackRock Funds II (the “Fund”), appearing in the Annual Report on Form N-CSR of the Fund for the year ended December 31, 2010. We also consent to the references to us under the headings “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
December 22, 2011